Exhibit 99.1

SHAREHOLDER LOAN AGREEMENT

This shareholder loan agreement (the “Agreement”) is entered into on April 2, 2020 by and between:

1.                  Sequans Communications, a société anonyme organized under the laws of France, having its registered office located at 15-55 Bd Charles de Gaulle — 92700 Colombes, registered with the Trade and Companies Register of Nanterre under number 450 249 677, duly represented by Georges Karam, its Chairman and Chief Executive Officer,

(hereinafter referred to as the “Borrower” or the “Company”),

OF THE FIRST PART,

2.                  Bpifrance Participations, a société anonyme organized under the laws of France, having its registered office located at 27-31 avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, registered with the Trade and Companies Register of Créteil under number 509 584 074, duly represented by Mailys Ferrère,

(hereinafter referred to as the “Lender”),

OF THE SECOND PART.

(the Borrower and the Lender being also referred to hereinafter individually as a “Party” and collectively as the “Parties”),

WHEREAS:

(A)                               At the date of the Agreement, the Lender owns 3,021,390 ADSs representing 12,085,560 ordinary shares of the Company, or 12.63% of the share capital of the Company.

(B)                               The Borrower has requested the Lender, who has accepted, to enter into a shareholder loan in an amount equal to US$2,200,000 under certain conditions (the “Loan”) in order to allow the Borrower to continue to operate in the ordinary course in the context of the COVID-19 crisis.

(C)                               In the absence of payment in full of all sums outstanding under the Loan by December 31, 2020 (either in cash or in ADSs, as further described herein), the Lender may require conversion of the Loan into a note substantially in the form of Annex 1 (the “Note”), such Note being otherwise subject to the terms of a purchase agreement substantially in the form of Annex 2 (the “Note Purchase Agreement”).

(D)                               The Lender and the Company are entering into this Agreement in order to formalize the terms and conditions relating to the provision and the repayment of the Loan granted by the Lender to the Company.

(E)                               The Agreement was approved, and its signature was authorized, by a decision of the board of directors of the Company on April 1, 2020.

NOW IT IS AGREED AS FOLLOWS:

1.                                      Definitions

Capitalized terms not otherwise defined shall have the meaning ascribed to them in the Note Purchase Agreement.

ADSs

means American Depositary Shares of the Company, each representing such number of Ordinary Shares as provided for in accordance with the terms of the Amended and Restated Deposit Agreement dated as of May 14, 2018, among the Company, the Depositary, and the owners and holders from time to time of the ADSs issued thereunder, as may be amended from time to time.

Business Day	means any day (other than a Saturday or a Sunday) on which banks and financial markets are open in France.

CEO	means the principal executive officer of the Company.

Conversion Date	has the meaning ascribed to it under Article 7 below.

Depositary	The Bank of New York Mellon, as depositary for the ADSs, and any successor thereto.

Early Repayment Event	has the meaning ascribed to it under Article 5 below.

Event of Default	has the meaning ascribed to it in Article 4.1 of the Note.

Financing Round

means an equity investment in the Company completed through issuance of ADSs in a public offering or a bona fide private financing (within the meaning of New York Stock Exchange Rule 312.04(g)) to which third party investors would subscribe to, on or before the Maturity Date.

Interest	has the meaning ascribed to it under Article 3 below.

Loan	has the meaning ascribed to it under Recital (B) above.

New ADSs	has the meaning ascribed to it under Article 6 below.

Note	has the meaning ascribed to it under Recital (C) above.

Note Purchase Agreement	has the meaning ascribed to it under Recital (C) above.

Material Adverse Effect

means a material adverse effect on (a)  the business, assets, management, operations or financial condition of the Company or of the Company and its subsidiaries taken as whole; or (b)  the ability of the Company to perform its obligations under this Agreement; or (c) the validity, enforceability of, or the effectiveness or ranking of the rights or remedies of the Lender under this Agreement.

Maturity Date	has the meaning ascribed to it under Article 4 below.

Ordinary Shares	means ordinary shares of the Company, nominal value €0.02 per share.

Principal Amount	has the meaning ascribed to it under Article 2 below.

Release Date	has the meaning ascribed to it under Article 2 below.

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Repayment Amount

means the sum of (i) the Principal Amount (as reduced by the amount of principal already repaid by the Borrower) and (ii) the amount of the corresponding accrued Interest due by the Borrower as at, as the case may be, (a) the date of settlement of a Financing Round, (b) the date of completion of any Early Repayment Event, (c) the Conversation Date, or (d) the Maturity Date.

2.                                      The Loan

The Borrower hereby agrees to borrow from the Lender, and the Lender hereby agrees to lend to the Borrower, subject to the terms and conditions hereof, US$2,200,000 (the “Principal Amount”).

The Lender undertakes to have the Principal Amount available to the Borrower within three Business Days of the date of this Agreement (the date on which the Principal Amount is paid to the Borrower being referred to as the “Release Date”).

The Principal Amount shall be paid by the Lender by wire transfer to the following bank account:

Account holder:	Sequans Communications S.A.

Bank name:	BRED BANQUE POPULAIRE

IBAN:	FR76 1010 7002 0300 5290 3063 205

BIC:	BREDFRPPXXX

The Principal Amount shall be used by the Company in order to finance its operating expenses.

3.                                      Interest

The Loan shall bear interest as from, and including, the Release Date through, but excluding, the Maturity Date at four per cent (4.00%) per year (the “Interest”), provided that Interest shall be computed on the basis of a year comprising 365 days and the actual number of days which have elapsed since the Release Date.

Interest will become due and payable upon the earlier of (i) voluntary repayment by the Borrower of all or any portion of the Principal Amount outstanding under the Loan (in which case the portion of interest accrued on the repaid Principal Amount shall be paid by the Borrower) and (ii) the outstanding Principal Amount under the Loan becoming due and payable.

Accrued and unpaid interests which have been outstanding for a period of at least one (1) year from their due date will be capitalised in accordance with article 1343-2 of the French civil code.

4.                                      Duration

The outstanding Principal Amount and all accrued and unpaid Interest under the Loan shall, if not repaid in full before that date, become due and payable on December 31, 2020 (the “Maturity Date”) unless the Maturity Date is extended by the Lender (by means of written notice sent to the Borrower no later than 3 Business Days before December 31, 2020), at its sole discretion, to a date which shall be no later than June 30, 2021 (in which case, “Maturity Date” will be deemed the date so notified).

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5.                                      Early Repayments

5.1  Voluntary repayment

At any time and from time to time prior to the Maturity Date, the Company shall have the option, but not the obligation, to repay in cash all or any portion of the Principal Amount (an “Early Repayment Event”).

Any partial repayment of the Principal Amount shall be of an amount of no less than $500,000. Interest accrued on the portion of the repaid Principal Amount shall be paid by the Borrower to the Lender on the Early Repayment Date.

In case of an Early Repayment Event, the CEO shall notify the Lender, with five Business Days’ notice prior to the date of early repayment for such Early Repayment Event, such notification to include (i) the proposed date of early repayment which shall be a Business Day and (ii) the portion of the Principal Amount to be repaid and the amount of accrued Interest. The portion of the Loan to be so repaid shall become immediately due and payable on the date of early repayment specified in such notification for such Early Repayment Event (the “Early Repayment Date”).

Interest accrued on the portion of the repaid Principal Amount shall be paid by the Borrower to the Lender on the Early Repayment Date.

5.2  Mandatory Repayment

On and at any time after the occurrence of an Event of Default which is continuing, the Lender may notify the Company that it declares all or part of the Principal Amount, together with accrued Interest, immediately due and payable, at which time the Repayment Amount shall become immediately due and payable.

6.                                      Repayment in case of Financing Round

In case of completion of a Financing Round on or before the Maturity Date, the Company shall repay the Repayment Amount in full in newly issued, freely transferable ADSs, based on the subscription price per ADS retained in the Financing Round, subject to the following:

•                      if the gross proceeds of the Financing Round are no less than US$15,000,000, then the Loan shall be automatically repaid in full. The Repayment Amount shall be paid on the settlement date of the Financing Round and, accordingly, become due and payable immediately prior to the settlement and delivery of such Financing Round; and

•                      if the gross proceeds of the Financing Round are less than US$15,000,000, then the Lender shall have the option, but not the obligation, to seek repayment of the Loan, in full, in part or not at all, as instructed by the Lender in its sole discretion. The portion of the Repayment Amount, if any, to be repaid on the settlement date of the Financing Round shall accordingly become due and payable immediately prior to the settlement and delivery of such Financing Round. In the event that only a portion of the Repayment Amount is repaid by the Borrower (or if the Lender decides not to seek repayment of any part of the Loan) and that, as a result of such repayment, the outstanding principal amount under the Loan is less than US$1,000,000, the outstanding portion of the Repayment Amount will remain due and payable on the dates and in accordance with the provisions of this Agreement, it being specified that, if the outstanding portion of the Repayment Amount is no less than US$1,000,000, then the Loan shall be automatically converted into a Note according to Article 7.

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The CEO shall notify the Lender if the Company intends to launch a Financing Round with five Business Days’ notice prior to the decision of the board of directors of the Company as to whether to launch such Financing Round. If the Company intends to launch a Financing Round of less than US$15,000,000 in gross proceeds, the Lender shall notify the Company no later than two Business Days prior to such board decision whether the Repayment Amount shall be repaid, and if repaid, whether in full or in part (or not at all), as specified in such notification.

The Lender undertakes to subscribe in such Financing Round for such number of ADSs (the “New ADSs”) equivalent to the Repayment Amount repaid in accordance with the provisions above, by way of offset against the same, in accordance with the provisions of articles 1347 et seq. of the French civil code. The Company undertakes to use its best efforts to, or to cause the bank(s) appointed to lead the Financing Round to, allocate  the relevant number of New ADSs to the Lender in such Financing Round and, in any event, no less than the Lender’s pro-rata stake in the Company’s share capital at the time of announcement of the share capital.

The New ADSs shall bear all rights and privileges appertaining to any other new ADSs issued in the Financing Round and the Lender shall be entitled to the rights of any other investor in new ADSs issued in such Financing Round.

The Lender’s subscription to the Financing Round shall not give right to any fractional ADSs. Accordingly, the Lender shall receive a number of New ADSs determined as per the above and rounded down to the nearest whole number, the Company committing to repay the Lender the amount equal to the fraction of an additional ADS in cash, as the case may be.

The payment of the subscription price of Ordinary Shares underlying the New ADSs by the Lender and, therefore, payment of the Repayment Amount shall be effective as at the date of the certificate of the Company’s statutory auditor (commissaire aux comptes) to be issued in compliance with the provisions of article L. 225-146 of the French commercial code, which date shall be the settlement date of the Financing Round.

7.                                      Conversion in case of absence of full repayment of the Loan by the Maturity Date

In the absence of repayment of the Loan in full on or prior to the Maturity Date, as the case may be as extended in accordance with Article 4, and subject to the then outstanding Principal Amount on the Maturity Date amounting to no less than US$1,000,000, the Loan shall be automatically converted into a Note (the “Note”), the terms of such Note being substantially in the form of Annex 1.

Notwithstanding the foregoing, in the event the Maturity Date has been extended in accordance with Article 4, the Lender may notify the Company at any time between January 1, 2021 and the Maturity Date of its decision to force the early conversion of the Loan into the Note (the “Notice”). The Notice shall be deemed to be effective as at the date it is sent by the Lender to the Borrower by email to the address indicated in Article 18 (the “Notice Date”).

In the event a Notice is sent to the Borrower by the Lender or, in the absence thereof, reasonably early in advance of the Maturity Date, the Parties undertake to do whatever is necessary to finalize and execute promptly the Note Purchase Agreement and,  in the event of a Notice, within 3 Business Days of the Notice Date.

The issuance date of the Note shall be deemed to be the earlier of the Notice Date and the Maturity Date, as the case may be, and the initial conversion rate of the Note shall be determined using the 20-trading day volume weighted average price of the ADSs on the New York Stock Exchange immediately

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preceding the Notice Date or the Maturity Date, as the case may be, in each case increased by a premium of 20%.

For the avoidance of doubt, the principal amount of the Note as of its date of issuance shall be equal to the Repayment Amount as of the Notice Date or the Maturity Date, as the case may be (the “Conversion Date”).

The Parties hereby agree that concomitantly with the issuance of the Note, this Agreement shall be automatically terminated, and the Company shall be fully released and discharged from all present and future, actual or contingent, covenants, liabilities and obligations under the Loan and this Agreement and the Lender shall have no recourse whatsoever against the Company in respect of its past, present and future, actual or contingent, rights, covenants, liabilities and obligations under and pursuant to or in respect of this Agreement.

8.                                      Effective global rate

For the purposes of articles L. 314-1 to L. 314-5 and R. 314-1 and seq. of the French Consumer Code (Code de la consommation) and article L.313-4 of the French Monetary and Financial Code (Code monétaire et financier), the Parties acknowledge that by virtue of certain characteristics of the Loan, the taux effectif global cannot be calculated at the date of this Agreement. However, in order to comply with the above mentioned regulations, , and only as an indication, assuming that (a) the full amount of the Loan has been drawn on the date of signature of the Agreement and shall remain fully drawn until the Maturity Date, (b) repayments occur at Maturity Date and not earlier, and (c) no fees or commissions are paid by the Borrower under the terms of the Agreement, the indicative effective global rate (taux effectif global) would amount to four per cent (4.00%) per annum with an annual period rate (taux de période) of four per cent (4.00%).

9.                                      Representations of the Borrower

The Lender shall benefit from the representations and warranties of the Borrower as set forth in Sections 4.1 - 4.3, 4.5 - 4.6, 4.9 - 4.27, 4.29 and 4.31 - 4.32 (in each case, inclusive) of article IV of the Note Purchase Agreement (the “Representations and Warranties”), which Representations and Warranties are incorporated by reference in this Section 9 as if set forth herein. The Borrower represents and warrants to the Lender that each of the Representations and Warranties is and shall be true and correct on the date hereof and at the Release Date, and all such Representations and Warranties shall survive the Release Date until the Parties have no obligations outstanding under this Agreement.

The Borrower further makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Release Date, to the Lender, and all such representations and warranties shall survive the Release Date until the Parties have no obligations outstanding under this Agreement.

9.1  Due Authorization. The Company has the full right, power and authority to enter into this Agreement and the Note Purchase Agreement and to perform and discharge its obligations hereunder and thereunder; and this Agreement, the Note Purchase Agreement and the performance by the Company of its obligations hereunder and thereunder (save with respect to the shareholders delegation set forth in Article 11.4 below) have been duly authorized, and this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

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9.2  The New ADSs.  When issued in accordance with the terms of this Agreement, the New ADSs and the Ordinary Shares underlying such New ADSs, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights, and Lender will be entitled to the rights specified respectively therein and in the Deposit Agreement; no preemptive right, resale right, right of first refusal or similar rights exist with respect to any of the New ADSs or the Ordinary Shares underlying the New ADSs, and the issuance thereof will be free of any restriction upon the voting or transfer thereof pursuant to the laws of the French Republic or the Company’s statuts or any agreement or other instrument to which the Company is a party. The New ADSs and the Ordinary Shares underlying such New ADSs will be issued in compliance with all U.S. federal and state securities laws and the securities laws of any other applicable jurisdiction.

9.3  No Default, Termination or Lien. The execution, delivery and performance of this Agreement and the Note Purchase Agreement by the Company, the issuance and delivery of each Note by the Company, the issuance and delivery of the New ADSs and the Ordinary Shares underlying such New ADSs in accordance with the terms of this Agreement, the issuance and delivery of all Conversion Shares in accordance with the terms of each Note, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms of this Agreement and the Note Purchase Agreement will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement, notes or bonds subscription agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such actions result in any violation of the provisions of the organizational documents of the Company or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets.

9.4  No Consents. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Note Purchase Agreement, except such as may be required by the securities or blue sky laws of the various states and the New York Stock Exchange in connection with the offer and issuance of the Notes.  No consent or approval of the New York Stock Exchange is required prior to the entry into of this Agreement.

9.5  Listing and Maintenance Requirements. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, as applicable.  The Company’s ADSs are registered pursuant to Section 12(b) of the Exchange Act and are listed on the New York Stock Exchange, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the ADSs under the Exchange Act or delisting the ADSs from the New York Stock Exchange, nor has the Company received any notification that either the SEC or the New York Stock Exchange is contemplating terminating such registration or listing. Subject to the positive vote of shareholders set forth in Article 11.4 below, the Ordinary Shares underlying the New ADSs will be duly authorized for listing on the New York Stock Exchange immediately upon the issuance of the New ADSs by the Depositary following the deposit of such underlying shares. Subject to the positive vote of shareholders set forth in Article 11.4 below, the Conversion Shares will be duly authorized for listing on the New York Stock Exchange immediately upon conversion of each Note in accordance with the terms of each Note and the issuance of the ADSs by the Depositary following the deposit of the Underlying Shares.

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9.6  New York Stock Exchange Approval Rules. No further approval of the stockholders of the Company under the rules and regulations of the New York Stock Exchange is required for the Company to (i) enter into this Agreement, (ii) issue and deliver the New ADSs in accordance with the terms of this Agreement, (iii) issue and deliver the Notes to Purchaser or the Conversion Shares upon conversion of each Note.

9.7  No event or circumstance is outstanding, which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event under any other agreement or instrument which is binding on it or to which its assets are subject, which has or is reasonably likely to have a Material Adverse Effect.

10.                               Representations of the Lenders

Lender represents and warrants to the Borrower that:

•                      it is legally incorporated or formed and in good standing under French law or the laws of the jurisdiction where it is established and that its legal representative has full powers and authority to sign and implement the Agreement,

•                      the signature and execution of the Agreement have been validly authorized and approved by Lender’s competent bodies,

•                      this Agreement has been duly executed and delivered by Lender and constitutes a legal, valid and binding obligation of Lender, enforceable against Lender in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity, and

•                      This Agreement and consummation of the obligations hereunder will not violate, conflict with or result in a breach of or default under Lender’s organizational documents or any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to Lender.

11.                               Borrower undertakings

For purposes of this Article 11, the expressions below have the following meaning:

“Anti-Corruption Regulations”

means (i) the French legal and regulatory provisions relating to the fight against corruption and trafficking in influence, including but not limited to those set forth in Book IV, Title III “Des atteintes à l’autorité de l’Etat” and Title IV “Des atteintes à la confiance publique” of the French criminal code and (ii) the foreign regulations relating to the fight against corruption having an extraterritorial application, in particular the American (Foreign Corrupt Practices Act) and the British (UK Bribery Act) ones, to the extent these measures are applicable.

“Fight Against Money Laundering and Financing of Terrorism Regulations”

means (i) any French legal and regulatory provisions relating to fight against money laundering, including but not limited to those set forth in Book III, Title II “Des autres atteintes aux biens” of the French criminal code, and those relating to fight against financing of terrorism in particular those included in

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Book IV, Title II “Du Terrorisme” of the French criminal code and those included in Book V, Title VI “Obligations relatives à la lutte contre le blanchiment des capitaux, le financement des activités terroristes, les lotteries, jeux et paris prohibés et l’évasion et la fraude fiscale” of the French monetary and financial code and (ii) the foreign regulations relating to fight against money laundering and financing of terrorism, to the extent these measures are applicable.

“Sanctions Regulations”

means any restrictive measures enacted, adopted, administered, imposed or enforced by the United Nations Security Council and/or the European Union and/or the State of the French Republic through the Direction Générale du Trésor (DGT) and/or the US government through the Office of Foreign Assets Control of the US Department of Treasury (OFAC) and/or the Bureau of Industry and Security (BIS) of the US Department of Commerce and/or the United Kingdom through Her Majesty’s Treasury (HMT) and/or any other similar authority enacting restrictive measures, to the extent applicable.

“Sanctioned Country”

means any country or territory that is subject to general restrictions relating to exports, imports, financings or investments under the Sanctions Regulations. As at the date hereof, the Sanctioned Countries are North Korea, Cuba, Iran, Sudan, Syria and the territory of Crimea, it being specified that this list may be amended from time to time.

11.1  Fight against money laundering and financing of terrorism. The Company undertakes to comply with all Fight Against Money Laundering and Financing of Terrorism Regulations.

The Company certifies, pursuant to Fight Against Money Laundering and Financing of Terrorism that:

•                      it acts for its own benefit;

•                      the origin and source of funds paid off to the Company for any subscription of securities of the Company or any shareholder’s current account (avance en compte courant d’actionnaires), is legal and does not come from an activity contrary to Fight Against Money Laundering and Financing of Terrorism Regulations and/or Sanctions Regulation;

•                      it has not facilitated by any means the misleading justification of the origin of goods or income of the perpetrator of a crime or an offense which has brought him a direct or indirect profit, or provided an assistance for any investment, concealment or conversion transaction of the direct or indirect outcome of any crime or offense or the financing of a terrorist activity.

The CEO certifies that the Company does not contribute or has not contributed to any operations that contravene Fight Against Money Laundering and Financing of Terrorism Regulations.

The Company undertakes to make available to the Lender, as the case may be, any information that would be legally required in the future in the context of Fight Against Money Laundering and Financing of Terrorism.

The Company is informed that the Lender, as well as its management company (société de gestion) and/or

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its management proxy (délégation de gestion), are subject to the obligations set out in the Fight Against Money Laundering and Financing of Terrorism Regulations.

In particular, it has to declare to the competent authorities transactions involving sums of which it knows, suspect or has good reason to suspect that they come from an offence punishable by a penalty involving imprisonment for a duration exceeding one year or participate in the financing of terrorism, as well as any transaction for which the identity of the instructing party or the effective beneficiary or the settlor of a trust fund or any other asset management instrument remains doubtful despite diligences that it is required to perform. In accordance with the conditions laid down in the regulations, it also undertakes to refrain from carrying out any transaction suspected to be in relation with money laundering or financing of terrorism.

11.2  Fight against corruption. The Company undertakes to comply with all Anti-Corruption Regulations and not to use the Loan in transactions that constitute or contribute to an act of corruption or trafficking in influence.

In addition, the Company certifies that all the necessary measures have been taken and, in particular, appropriate procedures and codes of conduct had been adopted and implemented to prevent any violation of Anti-Corruption Regulations.

Insofar as the Company is subject to the provisions of article 17 of Law n° 2016-1691 relating to transparency, anti-corruption and modernization of the economy (loi relative à la transparence, à la lutte contre la corruption et à la modernisation de la vie économique), the Company undertakes that it has taken all necessary measures and, in particular, has adopted and implemented appropriate procedures and codes of conduct in order to prevent any violation of such combatting corruption and influence peddling laws and regulations.

11.3  Compliance with Sanctions Regulations. The Company undertakes to comply with all Sanctions Regulations and not to use the Loan (i) in a Sanctioned Country or (ii) in a way which may result in a violation by the Company of the Sanctions Regulations.

Neither the Company nor any of its subsidiaries and, to its knowledge, any of their respective agents, representatives, managers and employees is (i) targeted by, or subject to, Sanctions Regulations, (ii) located, organized or resident in a country or a territory which is targeted by, or subject to, or whose government is targeted by or subject to, any Sanctions Regulations and/or (iii) involved in activities that would be prohibited by Sanctions Regulations.

As a consequence, in this strict legal and regulatory framework, and provided that it acts in good faith, the Lender, its management company (société de gestion) and/or its proxy delegate (délégataire de gestion) may refuse to perform any of the obligations under the terms of the present Agreement, without the regulations authorizing them to explain the reasons to the other Parties.

11.4  Delegation to be sought from shareholders. The Company undertakes to submit and recommend that the Company’s shareholders vote in favor of a resolution at its 2020 annual general meeting of shareholders seeking a delegation to the board of directors of the Company on the basis of article L. 225-138 of the French commercial code so as to implement the issue of the Note and that of the underlying Ordinary Shares and ADSs to be issued, as the case may be, upon exercise of the conversion right under the Note. In the event that the Company’s shareholders do not vote to authorize such delegation, the Parties agree to discuss a solution that would result in the Lender having equivalent rights as those provided for under the Loan and the Note.

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11.5  Public announcement.  On or before the first business day following the date of this Agreement, the Company shall issue a publicly available press release or file with the SEC a Report on Form 6-K disclosing the material terms of the transactions contemplated hereby.

11.6  Inside information. Other than with respect to the material terms of the transactions contemplated hereby, neither the Company nor the CEO is aware of any material non-public information, or fact or circumstance that, if made public, would be expected to have a significant effect upon the market price of the Company’s shares or upon the financial condition of the Company or, to the best of its knowledge, on its subsidiaries.

12.                               Lender undertaking

The Lender undertakes to vote all of the voting rights attached to its ADSs at the Company’s 2020 annual general meeting of shareholders in order to support the resolution to be submitted by the board of directors of the Company according to Article 11.4 above.

13.                               Seniority, Ranking and Subordination

The Loan is unsecured and therefore no security interest may be granted by the Borrower to secure any of its obligations (including its payment obligations) under this Agreement.

With the exception of (i) up to $25 million of secured indebtedness owed to Natixis under the factoring agreement between the Company and Natixis and (ii) up to €12 million of secured indebtedness owed to Harbert European Specialty Lending Company II S.A.R.L. (“Harbert”) under the bonds issue agreement between the Company and Harbert (the “Harbert Bonds Agreement”), which is or will be secured by all of the Company’s assets including intellectual property, bank accounts opened in France, receivables and business as a going concern (fonds de commerce), which are senior secured indebtedness to the Loan, the Loan and the interest accrued under the Loan are the senior unsecured obligations of the Company and will rank pari passu in right of payment with all other senior unsecured and unsubordinated obligations of the Company, including such €30,500,000 million of unsecured indebtedness owed to Nokomis Capital Master Fund, LP (“Nokomis”) under the convertible note agreement between the Company and Nokomis.

In particular, the Company and the Lender agree that until the complete payment and repayment of any amounts due under the Harbert Bonds Agreement (the “Harbert Indebtedness”):

a)                          as long as, and only if, any Event of Default (as such term is defined in the Harbert Bonds Agreement) is outstanding or in case of an acceleration under the Harbert Bonds Agreement, in each case provided such Event of Default is notified to the Lender in accordance with the provisions below, the Company shall refrain from making any payment under the Loan to the Lender and the Lender shall refrain from requesting or receiving, directly or indirectly, any payment under the Loan from the Company other than as authorized below;

b)                          in the event that any payment by the Company or any person on behalf of the Company is made to the Lender in violation of the provisions of paragraph (a) above, the Lender undertakes to immediately refund to the Company the amounts received in violation of the provision of this Agreement;

c)                           the Lender shall refrain from taking any of the following actions, unless prior written consent has been granted to the Lender by Harbert:

•                               to accelerate the maturity of the Loan in any manner;

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•                               to initiate any legal procedure or legal action or legal arbitration procedure against the Company aiming at the repayment of any amount owed to it by the Company under the Loan, or any other procedure whatsoever, including any conciliation procedure, receivership or liquidation; and

•                               to accept any early repayment or declare that all or part of the amount owed under the Loan becomes payable on demand, for any reason whatsoever before the Company has paid and repaid all the Harbert Indebtedness to Harbert.

Notwithstanding the above and anything in this Agreement:

(a)                      the Company may make a payment under the Loan when due if:

•                               the payment is made by way of conversion in accordance with the terms thereof or set-off against the subscription price of (i) new shares in case of any share capital increase of the Company subscribed by the Lender or (ii) the Note (but in each case without any cash payment), in all cases for the purpose of converting all or part of the Repayment Amount into ADS or Notes;

•                               the payment is of interest by way of incorporation to the principal of the Loan; and

(b)                      nothing in this Article 13 may prevent the Lender from taking action to preserve its rights and in particular, after the commencement of an insolvency proceeding in relation to the Company or a subsidiary of the Company, the Lender may exercise any right it may otherwise have against that member of the Group to (i) accelerate the Loan or declare the Loan due and payable on demand, (ii) exercise any right of set-off of the Repayment Amount against the subscription price of new shares in case of any share capital increase of the Company subscribed by the Lender or the conversion of the Loan into the Note, (iii) file claim and prove in the insolvency proceeding for its liabilities under the Loan or (iv) after full discharge of the obligations due by the Company to Harbert, receive payments under the Loan.

For the purpose of this Article, the Company shall notify the Lender in case of the occurrence of an Event of Default (as such term is defined in the Harbert Bonds Agreement) or in case of an acceleration under the Harbert Bonds Agreement.

14.                               Conditions to Funding

The obligation of Lender to have the Principal Amount available to the Borrower on the Release Date is subject to the following condition precedents:

(a)             that each of the representations and warranties (including the Representations and Warranties) contained in this Agreement shall be true and correct as of the Release Date, with the same effect as though made on and as of the Release Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;

(b)             no Event of Default or circumstance which is reasonably likely to have a Material Adverse Effect has occurred; and

(c)              no court or other governmental or regulatory authorities, agencies, commissions or other entities, whether federal, state, local or foreign, shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or

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otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending by or before any such entity any suit, action or proceeding in respect thereof.

15.                               Assignment

The Lender may freely assign its rights and obligations under this Agreement to any Affiliate, where an “Affiliate” shall mean:

•                      any entity having a financial activity in which (i) the control is held, directly or indirectly by the Lender or the management company which manages, directly or by management delegation, or advises the Lender; or (ii) which holds, directly or indirectly, the control of the Lender or the management company which manages directly or by management delegation, or advises the Lender; or (iii) which the control is held, directly or indirectly, by the entity which itself directly or indirectly controls the Lender or the management company that directly or indirectly manages, or advises the Lender; or (iv) which is managed or advised by the same management company as the Lender or (with the notion of “control” being interpreted according to article L. 233-3 of the French commercial code);

•                      its unitholders / shareholders in the event of its winding-up.

The Borrower may not assign any of its rights or obligations under this Agreement without the prior consent of the Lender in writing.

16.                               Specific Performance and No hardship

The Parties agree that irreparable harm would occur in the event that any Party fails to comply with any obligation or undertaking hereunder.  It is accordingly agreed that, to the fullest possible and applicable, each of the Parties hereby waives its rights under article 1221 of the French civil code and acknowledges that the other Parties shall be entitled to request and obtain in court the specific performance hereof.

Each Party hereby acknowledges that the provisions of article 1195 of the French civil code shall not apply to it with respect to its obligations under this Agreement and that it shall not be entitled to make any claim under article 1195 of the French civil code.

17.                               Further Assurance

Each Party undertakes that (so far as it is legally able and permitted to do so) it will do or procure to be done all such further acts and things, execute or procure the execution of all such other documents and exercise all voting rights and powers, direct and indirect, available to it in relation to the Company or any other person so as to ensure the complete and punctual fulfillment, observance and performance of the express provisions of this Agreement.

18.                               Notices

Notwithstanding the provisions of Article 7 as concerns a Notice, any notice or other communication in connection with this Agreement (including any documents attached to such notices) shall be in writing, and will be delivered:

(i) by hand or by courier using an internationally recognized courier company and accompanied by a notice by email — in such a case the date on which the notice shall be deemed given and received will be upon receipt; or

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(ii) by email — in such a case the date on which the notice shall be deemed given and received will be upon receiving an acknowledgment of receipt by the other party.

If to the Borrower:

Sequans Communications
15-55 boulevard Charles de Gaulle
92700 Colombes

Attention: Georges Karam, Chairman and Chief Executive Officer
Email: georges@sequans.com

If to the Lender:
Bpifrance Participations
6, boulevard Haussmann
75009 Paris
France

Attention: Mailys FERRERE and Charlotte FADLALLAH
Email: mailys.ferrere@bpifrance.fr and charlotte.fadlallah@bpifrance.fr

19.                               Dispute Resolution - Governing law - Consent to jurisdiction

The Parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement.

This Agreement shall be governed by and construed in accordance with French law.

Any legal action or proceedings arising out of or in connection with this Agreement shall be submitted to the exclusive jurisdiction of the competent courts within the jurisdiction of the Paris Court of Appeal (Cour d’Appel de Paris).

20.                               Electronic execution

This Agreement has been signed by each of the Parties by means of an electronic signature process implemented by DocuSign, in accordance with articles 1366 and 1367 of the French civil code. Each of the Parties acknowledges that it has received all the information required for the electronic signature of this Agreement and that it has signed this Agreement electronically in full knowledge of the technology used and its terms and conditions, and consequently waives any claim and/or legal action challenging the reliability of this electronic signature system and/or its intention to enter into this Agreement in this regard. This Agreement has been generated in the form of a single original and definitive digital version, a copy of which has been delivered to each of the Parties directly by DocuSign.

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/S/ Georges Karam	/S/ Mailys Ferrere
Sequans Communications S.A. By: Georges KARAM Duly authorized	Bpifrance Participations By: Mailys FERRERE Duly authorized

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Annex 1

FORM OF NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  PRIOR TO THE REGISTRATION OF AN TRANSFER PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SEQUANS COMMUNICATIONS S.A. (THE “COMPANY”) RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINION OF COUNSEL TO THE TRANSFEROR, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE TRANSFER OF THIS SECURITY IS ALSO SUBJECT TO THE CONDITIONS SPECIFIED IN THE CONVERTIBLE NOTE AGREEMENT, DATED AS OF [•], 2021, AS AMENDED AND MODIFIED FROM TIME TO TIME, BETWEEN THE COMPANY AND THE PURCHASER PARTY THERETO. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.

SEQUANS COMMUNICATIONS S.A.

CONVERTIBLE NOTE

[•], 2021	$[•](1)

SEQUANS COMMUNICATIONS S.A., a société anonyme incorporated in the French Republic (the “Company”), hereby promises to pay to the order of Bpifrance Participations S.A. (the “Purchaser”), the principal amount of [•] plus the portion of the Accreted Principal Amount (as defined below) in excess thereof.  This Note is being issued pursuant to a Convertible Note Agreement, dated as of [•], 2021 (the “Purchase Agreement”), between the Company and the Purchaser.  The Purchase Agreement contains terms governing the rights of the holder of this Note, and all provisions of the Purchase Agreement are hereby incorporated herein in full by reference.  Unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Purchase Agreement.

(1)  Insert Repayment Amount as of the Notice Date or the Maturity Date, as the case may be, as such terms are defined in the Shareholder Loan Agreement.

ARTICLE I
DEFINED TERMS

The terms defined in this Article I (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Note shall have the respective meanings specified in this Article I.  The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision.  The terms defined in this Article I include the plural as well as the singular.

“Accreted Principal Amount” shall have the meaning specified in Article II.  For the avoidance of doubt, “Accreted Principal Amount” shall include any accrued and unpaid interest at the time of any determination of such “Accreted Principal Amount.”

“ADSs” shall have the meaning specified in Section 3.2.

“Board of Directors” shall have the meaning specified in Section 5.3(a).

“Closing Sale Price” shall have the meaning specified in Section 5.1(e).

“Company” shall have the meaning specified in the preamble.

“Conversion Date” shall have the meaning specified in Section 5.1(b).

“Conversion Rate” shall have the meaning specified in Section 5.2.

“Deposit Agreement” shall have the meaning specified in Section 5.1(d)(iii).

“Depositary” shall have the meaning specified in Section 5.1(d)(ii).

“Distributed Assets” shall have the meaning specified in Section 5.3(d).

“Event of Default” shall have the meaning specified in Section 4.1.

“Expiration Date” shall have the meaning specified in Section 5.3(f).

“Expiration Time” shall have the meaning specified in Section 5.3(f).

“Interest Payment Date” shall have the meaning specified in Article II.

“Ordinary Shares” shall have the meaning specified in Section 3.2.

“Organic Change” shall have the meaning specified in Section 5.4.

“PIK Amount” shall have the meaning specified in Article II.

“Purchase Agreement” shall have the meaning specified in the preamble.

“Purchaser” shall have the meaning specified in the preamble.

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“Securities Act” shall have the meaning specified in the legend above.

“Spin-Off” shall have the meaning specified in Section 5.3(d).

“Spin-Off Valuation Period” shall have the meaning specified in Section 5.3(d).

“Trigger Event” shall have the meaning specified in Section 5.3(d).

“Underlying Shares” shall have the meaning specified in Section 5.1(d)(i).

ARTICLE II
PAYMENT OF INTEREST

Interest shall accrue from [•], 2021(2) on the Accreted Principal Amount (computed on the basis of a 365, or 366 (in case of a leap year)-day year and the actual number of days elapsed in any year) at an annual rate equal to 7.0% per annum or (if less) at the highest rate then permitted under applicable law, which shall be payable by adding such interest to the Accreted Principal Amount on each Interest Payment Date (as defined below) and on the final maturity hereof (the “PIK Amounts”).  At any time, the outstanding principal amount of this Note, including all PIK Amounts added thereto through such time, is referred to in this Note as the “Accreted Principal Amount.”  The Company shall pay to the holder of this Note all accrued interest (including interest on the Accreted Principal Amount) on the first Business Day of each calendar year (each, an “Interest Payment Date”), including the final maturity date of this Note.  Interest shall accrue on any principal payment due under this Note (including as to accrued interest added to the principal) until such time as payment therefor is actually delivered to the holder of this Note.

ARTICLE III
PAYMENT OF PRINCIPAL ON NOTE

Section 3.1            Scheduled Payment.  Unless converted as set forth below, the Accreted Principal Amount (including any accrued and unpaid interest) of this Note shall be due and payable in cash on April 30, 2024.

Section 3.2            Conversion.  Notwithstanding any provision contained in this Article III, the holder of this Note may convert, indirectly through the procedure set forth in Section 5.1(c), all or any portion of the Accreted Principal Amount (including any accrued and unpaid interest) of this Note into the Company’s American Depositary Shares (“ADSs”), each representing four (4) ordinary shares (or such other ratio of ordinary shares, as in effect on the date of conversion) of the Company, nominal value €0.02 per share (“Ordinary Shares”), in accordance with Article V, until such time as such Accreted Principal Amount (including any accrued and unpaid interest) has been paid in cash.  For the avoidance of doubt, any reference in this Note to the conversion of the Note into ADSs shall mean the issuance of ADSs following conversion of the Note in accordance with the procedure set forth in Section 5.1(d).

(2)  Insert the date of issuance of the Note (being the earlier of the Notice Date and the Maturity Date, as such terms are defined in the Shareholder Loan Agreement).

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ARTICLE IV
EVENTS OF DEFAULT; REMEDIES ON DEFAULT

Section 4.1            Event of Default.  An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)           the Company defaults in the payment of principal or interest on the Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise and such failure to pay is not cured within three (3) business days after the occurrence thereof; or

(b)           the Company defaults in the performance of, or compliance with, any material term contained in the Purchase Agreement or the Note and the default is not remedied within thirty (30) days after the Company receives written notice of the default from the holder of the Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 4.1(b)); or

(c)           the Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property or (v) is adjudicated as insolvent or to be liquidated; or

(d)           any representation, warranty or certification made herein or pursuant to the Purchase Agreement by the Company was not true or correct in any material respect as of the time made; or

(e)           the Company, any subsidiary of the Company or any of their respective affiliates fails to pay principal when due (whether at stated maturity or otherwise) or an uncured default exists that results in the acceleration of maturity of any indebtedness for borrowed money of the Company, any subsidiary of the Company or any of their respective affiliates in an aggregate amount in excess of $10,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within any applicable cure period set forth in the relevant agreement or instrument; or

(f)            one or more final non-appealable judgments for the payment of money in any aggregate amount in excess of $10,000,000 shall be rendered against the Company, any subsidiary of the Company or any of their respective affiliates and the same shall remain undischarged for a period of sixty (60) days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company, any subsidiary of the Company or any of their respective affiliates to enforce any such judgment; or

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(g)           an Event of Default under any other Note issued pursuant to the Purchase Agreement or any other Convertible Note Agreements with substantially the same terms (other than with respect to dates and conversion rates) as the Purchase Agreement; or

(h)           a court or governmental authority of competent jurisdiction enters an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within sixty (60) days.

Section 4.2            Acceleration.

(a)           If an Event of Default with respect to the Company described in subsection (c) or (h) of Section 4.1 has occurred, the Note shall automatically become immediately due and payable.

(b)           If any other Event of Default has occurred and is continuing, the holder of the Note may at any time at his, her or its option, by notice to the Company, declare the Note to be immediately due and payable.

(c)           Upon the Note becoming due and payable under this Section 4.2, whether automatically or by declaration, the Note will forthwith mature and the entire unpaid Accreted Principal Amount (including any accrued and unpaid interest) shall all be immediately due and payable in cash, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

Section 4.3            Other Remedies.  If any Event of Default has occurred and is continuing, and irrespective of whether the Note has become or has been declared immediately due and payable under Section 4.2, the holder of the Note may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, for an injunction against a violation of any of the terms hereof or thereof or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 4.4            No Waivers or Election of Remedies; Expenses.  No course of dealing and no delay on the part of the holder of the Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  The Company shall pay the Accreted Principal Amount (including any accrued and unpaid interest) of the Note without any deduction for any setoff or counterclaim.  No right, power or remedy conferred by the Purchase Agreement or by the Note upon the holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  The Company will pay to the holder of the Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Article IV, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 4.5            Waiver of Demand.  The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and

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expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

ARTICLE V
CONVERSION

Section 5.1            Conversion Procedure.

(a)           At any time prior to the payment of this Note in full, the holder of this Note may convert all or any portion of the outstanding Accreted Principal Amount (including any accrued and unpaid interest) of this Note into a number of ADSs (excluding any fractional ADS) equal to the quotient obtained by dividing (i) the portion of the Accreted Principal Amount designated by such holder to be converted, by (ii) the Conversion Rate then in effect.

(b)           Except as otherwise expressly provided herein, each conversion of this Note shall be deemed to have been effected as of the close of business on the date on which this Note has been surrendered for conversion to the Company (the “Conversion Date”).  At such time as such conversion has been effected, the rights of the holder of this Note as such holder to the extent of the conversion shall cease, and the Person or Persons in whose name or names the ADSs are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the ADSs represented thereby.

(c)           As soon as possible after a conversion has been effected (but in any event within five (5) business days in the case of clause (i) below), the holder of this Note shall subscribe for the number of Ordinary Shares issuable upon conversion (in whole or in part) of this Note, and the Company shall do the following:

(i)            register the issuance to the converting holder of the number of Ordinary Shares issuable upon conversion (in whole or in part) of this Note (the “Underlying Shares”) in the Company’s share transfer registry;

(ii)           issue the Underlying Shares and deposit such Underlying Shares with The Bank of New York Mellon, as depositary (the “Depositary”), in the name and on behalf of the holder of the Note;

(iii)          cause the Depositary to issue and deliver to the converting holder certificates or a book-entry transfer for the number of ADSs to which Purchaser shall be entitled against deposit of the Underlying Shares, pursuant to the Amended and Restated Deposit Agreement dated as of May 14, 2018 (the “Deposit Agreement”) among the Company, the Depositary and the owners and holders from time to time of the ADSs issued thereunder; and

(iv)          deliver to the converting holder a new Note representing any portion of the Accreted Principal Amount (including any accrued and unpaid interest) that was represented by the Note surrendered to the Company in connection with such conversion, but which was not converted or which could not be converted because it would have required the issuance of a fractional Ordinary Share.

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The converting holder shall cooperate with the Company and the Depositary to facilitate the process outlined above, including through the execution of a subscription form for the Ordinary Shares satisfactory to the converting holder and the execution of a power of attorney authorizing the Company to deliver the Underlying Shares to the Depositary on such holder’s behalf.

(d)           If a fractional ADS would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall in the event the conversion is being consummated in connection with repayment in full of the Note, pay in cash an amount equal to the market price of such fractional share based on the closing price of the ADSs on the New York Stock Exchange (the “Closing Sale Price”) on the Conversion Date.

(e)           The issuance of the Underlying Shares and ADSs upon conversion of this Note shall be made without charge to the holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Underlying Shares and ADSs, unless the tax is due because the holder requests such Underlying Shares and ADSs to be issued in a name other than the holder’s name, in which case the holder shall pay the tax.  Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the Ordinary Shares and ADSs issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(f)            The Company shall not close its books against the transfer of Ordinary Shares or ADSs issued or issuable upon conversion of this Note in any manner which interferes with the timely conversion of this Note.

Section 5.2            Conversion Rate.  The initial Conversion Rate shall be [•](3) Ordinary Shares (subject to adjustment as provided in this Article V, the “Conversion Rate”) per US$1,000 Accreted Principal Amount (including any accrued and unpaid interest) of the Note.  To address dilution of the conversion rights granted under the Notes, the Conversion Rate shall be subject to adjustment from time to time pursuant to Sections 5.3, 5.4 and 5.5.

Section 5.3            Adjustments to Conversion Rate.  If the number of Ordinary Shares represented by each ADS is changed, after the date of this Note, for any reason other than one or more of the events described in this Section 5.3, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of Ordinary Shares represented by the ADSs upon which conversion of the Notes is based remains the same.  In addition, the Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)           In case the Company shall, at any time or from time to time while any of the Notes are outstanding, pay a dividend in Ordinary Shares (directly or in the form of ADSs) or make a distribution in Ordinary Shares (directly or in the form of ADSs) to all or substantially all holders of Ordinary Shares (other than a dividend or distribution in connection with a transaction

(3)  Initial conversion rate to be determined using the 20-trading day volume weighted average price of the ADSs on the New York Stock Exchange immediately preceding the date and time on which the Purchaser sends the Notice provided pursuant to Section 7 of the Shareholder Loan Agreement, increased by a premium of 20%.

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to which Section 5.4 applies), then the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution;

OS0	=	the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

OS1	=	the number of Ordinary Shares that would be outstanding immediately after, and solely as a result of, giving effect to such dividend or distribution.

Any adjustment made pursuant to this Section 5.3(a) shall become effective immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution.  If any dividend or distribution that is the subject of this Section 5.3(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company (the “Board of Directors”) publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  For purposes of this Section 5.3(a), the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution shall not include Ordinary Shares held in treasury, if any.  The Company will not pay any dividend or make any distribution on Ordinary Shares held in treasury, if any.

(b)           In case outstanding Ordinary Shares (directly or in the form of ADSs) shall be subdivided or split into a greater number of Ordinary Shares or combined or reverse split into a smaller number of Ordinary Shares (in each case, other than in connection with a transaction to which Section 5.4 applies), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the effective date of such subdivision or combination;

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CR1	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time on the effective date of such subdivision or combination;

OS0	=	the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the effective date of such subdivision or combination; and

OS1	=	the number of Ordinary Shares that would be outstanding immediately after, and solely as a result of, giving effect to such subdivision or combination.

Any adjustment made pursuant to this Section 5.3(b) shall become effective immediately prior to 9:00 a.m., New York City time, on the effective date of such subdivision or combination.

(c)           In case the Company shall issue rights (other than rights issued pursuant to a shareholders’ rights plan or a dividend or distribution on Ordinary Shares in Ordinary Shares as set forth in (a) above), options or warrants to all or substantially all holders of its Ordinary Shares (whether direct or in the form of ADSs), other than an issuance in connection with a transaction to which Section 5.4 applies, entitling them to subscribe for or purchase, for a period expiring within forty-five (45) calendar days of the date of issuance, Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share less than the average of the Closing Sale Prices of the ADSs divided by the number of Ordinary Shares then represented by each ADS during the ten (10) consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for the distribution, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS0+X
OS0+Y

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such issuance;

CR1	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time on the ex-dividend date for such issuance;

OS0	=	the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such issuance;

X	=	the total number of Ordinary Shares issuable (directly or in the form of ADSs) pursuant to such rights, options or warrants; and

Y	=

the number of Ordinary Shares equal to the quotient of (x) aggregate price payable to exercise such rights, options or warrants, divided by (y) the average of the Closing Sale Prices of the ADSs during the ten (10) consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such issuance.

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Any adjustment made pursuant to this Section 5.3(c) shall become effective immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such issuance.  If any rights, options or warrants described in this Section 5.3(c) are not so issued, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared.  To the extent that such rights, options or warrants are not exercised prior to their expiration or Ordinary Shares are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered.  In determining the aggregate price payable to exercise such rights, options and warrants, there shall be taken into account any consideration received by the Company for such rights, options or warrants and the value of such consideration (if other than cash, to be determined in good faith by the Board of Directors).  For purposes of this Section 5.3(c), the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such issuance shall not include Ordinary Shares held in treasury, if any.  The Company will not issue any such rights, options or warrants in respect of Ordinary Shares held in treasury, if any.

(d)           In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its outstanding Ordinary Shares (whether direct or in the form of ADSs) of any class of capital stock of the Company or evidences of its indebtedness or assets (including securities, but excluding (i) any dividends or distributions referred to in Section 5.3(a), (ii) any rights, options or warrants referred to in Section 5.3(c), (iii) any dividends or distributions referred to in Section 5.3(e), (iv) any dividends or distributions in connection with a transaction to which Section 5.4 applies, or (v) any Spin-Offs to which the provisions set forth below in this Section 5.3(d) applies) (any of the foregoing hereinafter in this Section 5.3(d) called the “Distributed Assets”), then, in each such case, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 — FMV

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such distribution;

CR1	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time on the ex-dividend date for such distribution;

SP0	=

the average of the Closing Sale Prices of the ADSs multiplied by the number of Ordinary Shares then represented by each ADS during the ten (10) consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=

the fair market value on the ex-dividend date for such distribution of the Distributed Assets so distributed applicable to one (1) Ordinary Share, as determined in good faith by the Board of Directors.

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In the event where there has been a payment of a dividend or other distribution on the Ordinary Shares (directly or in the form of ADSs) or shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”) that are, or when issued, will be, traded or listed on the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or any other U.S. national securities exchange or market, then the Conversion Rate shall instead be adjusted based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such distribution;

CR1	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time on the ex-dividend date for such distribution;

FMV0	=

the average of the Closing Sale Prices of the Distributed Assets applicable to one (1) Ordinary Share during the ten consecutive trading day period commencing on and including the effective date of the Spin-Off (the “Spin-Off Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the ADSs multiplied by the number of Ordinary Shares then represented by each ADS during the Spin-Off Valuation Period.

Any adjustment made pursuant to this Section 5.3(d) shall become effective immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such distribution.  If any dividend or distribution of the type described in this Section 5.3(d) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Rights, options or warrants distributed by the Company to all holders of Ordinary Shares (whether direct or in the form of ADSs) entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 5.3 (and no adjustment to the Conversion Rate under this Section 5.3 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 5.3(d).  If any such right or warrant, including any such existing rights, options or warrants distributed prior to the date of this Note, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date

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of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights.  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 5.3 was made, (A) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Ordinary Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase and (B) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

No adjustment of the Conversion Rate shall be made pursuant to this Section 5.3(d) in respect of rights, options or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights, options or warrants are actually distributed to Purchaser upon conversion by Purchaser of this Note.

(e)           In case the Company shall pay a dividend or otherwise distribute to all or substantially all holders of its Ordinary Shares (direct or in the form of ADSs) a dividend or other distribution of exclusively cash excluding (i) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary and (ii) any dividend or distribution in connection with a transaction to which Section 5.4 applies, then the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 — DIV

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time on the ex-dividend date for such dividend or distribution;

SP0	=

the average of the Closing Sale Prices of the ADSs multiplied by the number of Ordinary Shares then represented by each ADS during the ten (10) consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and

DIV	=	the amount in cash per Ordinary Share the Company distributes to all or substantially all holders of its Ordinary Shares.

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Any adjustment made pursuant to this Section 5.3(e) shall become effective immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution.  If any dividend or distribution of the type described in this Section 5.3(e) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(f)            In case of purchases of the Ordinary Shares (directly or in the form of ADSs) pursuant to a tender offer or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Ordinary Shares (directly or indirectly in the form of ADSs), to the extent that the fair market value, as determined in good faith by the Board of Directors, of cash and any other consideration included in the payment per Ordinary Share (or equivalent payment per Ordinary Share represented by the ADSs) exceeds the Closing Sale Price of the ADSs divided by the number of ADSs then represented by each ADS on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (as it may be amended) (the “Expiration Date”), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	FMV + (SP1 x OS1)
SP1 x OS0

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Expiration Date;

FMV	=

the fair market value, on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for Ordinary Shares (directly or indirectly in the form of ADSs) validly tendered or exchanged and not withdrawn as of the Expiration Date, as determined in good faith by the Board of Directors;

OS1	=

the number of Ordinary Shares outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”), after giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer;

OS0	=	the number of Ordinary Shares outstanding immediately before the Expiration Time; and

SP1	=

the average of the Closing Sale Prices of the ADSs multiplied by the number of Ordinary Shares then represented by each ADS during the ten (10) consecutive trading day period commencing on the trading day immediately after the Expiration Date.

Any adjustment made pursuant to this Section 5.3(f) shall become effective immediately prior to 9:00 a.m., New York City time, on the trading day immediately following the Expiration

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Date.  If the Company, or one of its Subsidiaries, is obligated to purchase Ordinary Shares (directly or indirectly in the form of ADSs) pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting all such purchases or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.  Except as set forth in the preceding sentence, if the application of this Section 5.3(f) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 5.3(f).

(g)           In cases where:

(i)            the fair market value, as determined in good faith by the Board of Directors, of Distributed Assets and cash, including with respect to a Spin-Off, as to which Sections 5.3(d) and 5.3(e) apply, applicable to one (1) Ordinary Share, distributed to holders of the Ordinary Shares (whether direct or in the form of ADSs) equals or exceeds the average of the Closing Sale Prices of the ADSs multiplied by the number of Ordinary Shares then represented by each ADS during the ten (10) consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such distribution, or

(ii)           the average of the Closing Sale Prices of the ADSs multiplied by the number of Ordinary Shares then represented by each ADS during the ten (10) consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such distribution exceeds the fair market value, as determined in good faith by the Board of Directors, of such Distributed Assets or cash so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate, Purchaser will be entitled to receive upon conversion, in addition to the ADS, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution, if any, that Purchaser would have received if Purchaser had converted this Note immediately prior to the record date for determining the shareholders entitled to receive the distribution.

(h)           In addition to those adjustments required by clauses (a)-(g) of this Section 5.3, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) business days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Ordinary Shares or the ADSs or rights to purchase Ordinary Shares or ADSs in connection with a dividend or distribution of Ordinary Shares or ADSs (or rights to acquire Ordinary Shares or ADSs) or similar event.

(i)            All calculations under this Article V shall be made in good faith by the Company in accordance with this Article V, and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of an Ordinary Share, as the case may be.  No adjustment need be made for rights to purchase Ordinary Shares (directly

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or indirectly in the form of ADSs) pursuant to a Company plan for reinvestment of dividends or for any issuance of Ordinary Shares (directly or indirectly in the form of ADSs) or convertible or exchangeable securities or, except as provided in this Section 5.3, rights to purchase Ordinary Shares (directly or indirectly in the form of ADSs) or convertible or exchangeable securities.  The Company shall certify to the Purchaser that all calculations are made in compliance with this Article V, and shall show the Purchaser in detail the facts upon which such calculations and adjustments were made.

(j)            For purposes of this Section 5.3, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of the Company but shall include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.  The Company will not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company.

(k)           Notwithstanding any of the foregoing clauses in this Section 5.3, the applicable Conversion Rate will not be adjusted pursuant to this Section 5.3 (i) if the Purchaser participates in the transaction that would otherwise give rise to adjustment pursuant to this Section 5.3 on an as-converted basis or (ii) solely by reason of the issuance or conversion of any other Note pursuant to the Purchase Agreement.

Section 5.4            Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale or other transfer of all or substantially all of the Company’s assets or other transaction, which in each case is effected in such a manner that holders of Ordinary Shares (whether direct or in the form of ADSs) are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Ordinary Shares is referred to herein as an “Organic Change.”  In the event of an Organic Change prior to repayment in full of the Note, Purchaser shall elect, at its option, either (i) to require the Company to repurchase for cash all, but not less than all, of the Note at a price equal to the Accreted Principal Amount (including any accrued and unpaid interest), (ii) to convert all, but not less than all, of the Note, in each case effective immediately prior to such Organic Change or (iii) to convert the outstanding principal and any accrued but unpaid interest on the Note directly into the proceeds paid to the holders of Ordinary Shares (whether direct or in the form of ADSs) in connection with the Organic Change) in an amount equal to the proceeds that the Purchaser would have received if the Purchaser had elected option (ii).  The Company shall not become a party to any Organic Change transaction unless its terms are consistent with this Section 5.4.

Section 5.5            Notices.

(a)           Immediately upon any adjustment of the Conversion Rate, the Company shall send written notice thereof to the holder of this Note, setting forth in reasonable detail and certifying the calculation of such adjustment.

(b)           The Company shall send written notice to the holder of this Note at least twenty (20) days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon Ordinary Shares (whether direct or in the form of ADSs), any subdivision, stock split, reverse stock split or combination, or any tender offer or exchange offer, (ii) with respect to any pro rata subscription offer to holders of Ordinary Shares

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(whether direct or in the form of ADSs) or (iii) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(c)           The Company shall also give at least twenty (20) days’ prior written notice to the holder of this Note of the date on which any Organic Change, dissolution or liquidation shall take place.

ARTICLE VI
NEGATIVE PLEDGE

For so long as the Note is outstanding, the Company will not grant a consensual security interest or pledge its personal property assets to another third-party lender in connection with debt for borrowed money (other than (i) purchase money security interests or capital leases incurred in the ordinary course of business, (ii) up to $25 million of secured indebtedness relating to a receivables facility or debt or letters of credit facilities, and (iii) up to €12 million of secured indebtedness owed to Harbert European Specialty Lending Company II S.A.R.L. (“Harbert”) under the bonds issue agreement between the Company and Harbert (the “Harbert Bonds Agreement”), which is secured by all of the Company’s intellectual property) without the consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed, in particular in the case of a security interest or pledge granted or made to a strategic corporate partner or joint venture partner as a component of a financing transaction or other business relationship with a strategic corporate partner or joint venture partner (whether directly or involving an investment fund controlled by the relevant strategic corporate partner or joint venture partner)).

ARTICLE VII
AMENDMENT AND WAIVER

The provisions of any Note may only be amended with the consent of all the holders of the Notes issued pursuant to the Purchase Agreement.

ARTICLE VIII
CANCELLATION

After the entire Accreted Principal Amount (including any accrued and unpaid interest) at any time owed on this Note has been paid in full or this Note has been converted in full to ADSs or other property, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

ARTICLE IX
PAYMENTS

This Note is payable without relief from valuation or appraisement laws.  All payments to be made to the holder of the Note shall be made in the lawful money of the United States of America in immediately available funds; provided, that the Company shall not have the right to pre-pay the outstanding principal of any Note without the consent of all the holders of the Notes issued pursuant to the Purchase Agreement.

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ARTICLE X
PLACE OF PAYMENT

Payments of principal and interest shall be delivered to Purchaser at the following address:  [•], [•], [•], or to such other address or to the attention of such other person as specified by prior written notice to the Company.

ARTICLE XI
GOVERNING LAW

(a)           THIS NOTE AND ALL ISSUES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE FRENCH REPUBLIC (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

(b)           The parties agree that the competent courts within the jurisdiction of the Paris Court of Appeal (Cour d’Appel de Paris) shall have exclusive jurisdiction (and are deemed to be a convenient forum for each party) as to resolution of any dispute.

ARTICLE XII
SUBORDINATION

With the exception of (i) up to $25 million of secured indebtedness owed to Natixis under the factoring agreement between the Company and Natixis and (ii) up to €12 million of secured indebtedness owed to Harbert under the Harbert Bonds Agreement, which is or will be secured by all of the Company’s assets including intellectual property, bank accounts opened in France, receivables and business as a going concern (fonds de commerce), which are senior secured indebtedness to the Note, the Note and the interest accrued under the Note are the senior unsecured obligations of the Company and will rank pari passu in right of payment with all other senior unsecured and unsubordinated obligations of the Company, including such €30,500,000 million of unsecured indebtedness owed to Nokomis Capital Master Fund, LP (“Nokomis”) under the convertible note agreement between the Company and Nokomis.

In particular, the Company and the Purchaser agree that until the complete payment and repayment of any amounts due under the Harbert Bonds Agreement (the “Harbert Indebtedness”):

a)            as long as, and only if, any Event of Default (as such term is defined in the Harbert Bonds Agreement) is outstanding or in case of an acceleration under the Harbert Bonds Agreement, in each case provided such Event of Default is notified to the Purchaser in accordance with the provisions below, the Company shall refrain from making any payment under the Note to the Purchaser and the Purchaser shall refrain from requesting or receiving, directly or indirectly, any payment under the Note from the Company other as authorized below;

b)            in the event that any payment by the Company or any person on behalf of the Company is made to the Purchaser in violation of the provisions of paragraph (a) above, the Purchaser undertakes to immediately refund to the Company the amounts received in violation of the provision of this Agreement;

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c)             the Purchaser shall refrain from taking any of the following actions, unless prior written consent has been granted to the Purchaser by Harbert:

•              to accelerate the maturity of the Note in any manner;

•              to initiate any legal procedure or legal action or legal arbitration procedure against the Company aiming at the repayment of any amount owed to it by the Company under the Note, or any other procedure whatsoever, including any conciliation procedure, receivership or liquidation; and

•              to accept any early repayment or declare that all or part of the amount owed under the Note becomes payable on demand, for any reason whatsoever before the Company has paid and repaid all the Harbert Indebtedness to Harbert.

Notwithstanding the above and anything in this Agreement:

(a)           the Company may make a payment under the Note when due if:

•              the payment is made by way of conversion in accordance with the terms thereof or set-off against the subscription price of new shares in case of any share capital increase of the Company subscribed by the Purchaser (but in each case without any cash payment) for the purpose of converting all or part of the Note into ADS; and

•              the payment is of interest by way of incorporation to the principal of the Note; and

(b)           nothing in this Article XII may prevent the Purchaser from taking action to preserve its rights and in particular, after the commencement of an insolvency proceeding in relation to the Company or a subsidiary of the Company, the Purchaser may exercise any right it may otherwise have against that member of the Group to (i) accelerate the Note or declare the Note due and payable on demand, (ii) exercise any right of set-off against the subscription price of new shares in case of any share capital increase of the Company subscribed by the Purchaser, (iii) file claim and prove in the insolvency proceeding for its liabilities under the Note or (iv) after full discharge of the obligations due by the Company to Harbert, receive payments under the Note.

For the purpose of this Article, the Company shall notify the Purchaser in case of the occurrence of an Event of Default (as such term is defined in the Harbert Bonds Agreement) or in case of an acceleration under the Harbert Bonds Agreement.

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IN WITNESS WHEREOF, the Company has executed and delivered this Note on [•], 2021.

SEQUANS COMMUNICATIONS S.A.

By:
Name:
Title:

[Signature page to Note]

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Annex 2

FORM OF NOTE PURCHASE AGREEMENT

CONVERTIBLE NOTE AGREEMENT

This Convertible Note Agreement (this “Agreement”) is made as of [•], 2021, by and between Sequans Communications S.A., a société anonyme incorporated in the French Republic (the “Company”), and the purchaser listed on Exhibit A attached to this Agreement (the “Purchaser”).

RECITALS

WHEREAS, Purchaser desires to subscribe from the Company and the Company desires to issue a convertible note in substantially the form attached to this Agreement as Exhibit B, in the original principal amount set forth on Exhibit A hereto (each a “Note”), which shall be convertible on the terms stated therein into the Company’s ADSs, indirectly through the conversion into Ordinary Shares (as defined below) (the ADSs issued or issuable upon conversion of the Note into the Underlying Shares and delivery of those Underlying Shares to the Depositary are referred to herein as the “Conversion Shares” and, together with the Note, the “Securities”).  As used herein, “Ordinary Shares” means the ordinary shares, nominal value €0.02 per share, of the Company, “ADS” means an American Depositary Share representing four such Ordinary Shares (or such other amount as provided for in accordance with the terms of the Deposit Agreement), “ADR” means an American Depositary Receipt evidencing the ADSs and “Underlying Shares” means the Ordinary Shares underlying the ADSs.

NOW THEREFORE, on and subject to the terms hereof, the parties hereto agree as follows:

ARTICLE I
DEFINED TERMS

The terms defined in this Article I (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Agreement shall have the respective meanings specified in this Article I.  The terms defined in this Article I include the plural as well as the singular.

“Accreted Principal Amount” shall have the meaning specified in Section 2.2.  For the avoidance of doubt, “Accreted Principal Amount” shall include any accrued and unpaid interest at the time of any determination of such “Accreted Principal Amount.”

“ADR” shall have the meaning specified in the recitals.

“ADS” shall have the meaning specified in the recitals.

“Affiliates” shall have the meaning specified in Rule 501(b) of Regulation D under the Securities Act, unless reference is made to an Affiliate of Purchaser, in which case such term shall mean:

•                       any entity having a financial activity in which (i) the control is held, directly or indirectly by Purchaser or the management company which manages, directly or by management delegation, or advises Purchaser; or (ii) which holds, directly or indirectly, the control of Purchaser or the management company which manages directly or by management delegation, or advises Purchaser; or (iii) which the control is held, directly or indirectly, by the entity which itself directly or indirectly controls Purchaser or the management company that directly or indirectly manages, or advises Purchaser; or (iv) which is managed or advised by the same management company as Purchaser or (with the notion of “control” being interpreted according to article L. 233-3 of the French commercial code);

•                       its unitholders / shareholders in the event of its winding-up.

“Agreement” shall have the meaning specified in the preamble.

“Bpifrance Indemnitees” shall have the meaning specified in Section 8.1.

“Closing” shall have the meaning specified in Section 2.3.

“Closing Date” shall have the meaning specified in Section 2.3.

“Company” shall have the meaning specified in the preamble.

“Company Reports” shall have the meaning specified in Section 4.1.

“Conversion Shares” shall have the meaning specified in the recitals.

“Damages” means any loss, damage, claim or liability (joint or several) to which a person may become subject under French or United States (federal or state) law, insofar as such loss, damage, claim or liability arises out of or is based upon: (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement of the Company; (b) an omission or alleged omission to state in any Registration Statement of the Company a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by an indemnifying party (or any of its agents or affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Deposit Agreement” shall have the meaning specified in Section 5.1.

“Depositary” shall have the meaning specified in Section 5.1.

“E&Y” shall have the meaning specified in Section 4.9.

“Enforceability Exceptions” shall have the meaning specified in Section 3.2.

“Environmental Laws” shall have the meaning specified in Section 4.20.

“Evaluation Date” shall have the meaning specified in Section 4.24.

“Exchange Act” shall have the meaning specified in Section 3.4.

“Form F-1” means such form under the Securities Act; provided, that if the Company ceases to be a “Foreign Private Issuer” (as defined in the Securities Act and the Exchange Act), then all references to Form F-1 herein shall be deemed to be references to Form S-1.

“Form F-3” means such form under the Securities Act; provided, that if the Company ceases to be a “Foreign Private Issuer” (as defined in the Securities Act and the Exchange Act), then all references to Form F-3 herein shall be deemed to be references to Form S-3.

“HALDE” shall have the meaning specified in Section 4.18.

“IFRS” shall have the meaning specified in Section 4.10.

“Intellectual Property Rights” shall have the meaning specified in Section 4.21.

“Interest Payment Date” shall have the meaning specified in Section 2.2.

“Issue Price” shall have the meaning specified in Section 2.1.

“Knowledge” shall have the meaning specified in Section 4.12.

“Material Adverse Effect” shall have the meaning specified in Section 4.2.

“Material Contract” shall have the meaning specified in Section 4.14.

“Material Permits” shall have the meaning specified in Section 4.13.

“Note” shall have the meaning specified in the recitals.

“OFAC” shall have the meaning specified in Section 4.23.

“Ordinary Shares” shall have the meaning specified in the recitals.

“Person” shall have the meaning specified in Section 4.23.

“PIK Amount” shall have the meaning specified in Section 2.2.

“Purchase” shall have the meaning specified in Section 2.3.

“Purchaser” shall have the meaning specified in the preamble.

“Registrable Securities” means (i) the Conversion Shares beneficially owned by Purchaser, whether held as Ordinary Shares or in the form of ADSs, and (ii) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Conversion Shares referenced in clause (i) above.  Notwithstanding the foregoing, the Company shall have the right to require that Registrable Securities be held as ADSs at the time of any sale by Purchaser pursuant to a Registration Statement contemplated by Section 8.1.  Registrable Securities shall cease to be Registrable Securities when (i) such Registrable Securities have been sold, transferred or otherwise disposed of by Purchaser pursuant to an effective Registration

Statement, (ii) such Registrable Securities have been sold, transferred or otherwise disposed of pursuant to Rule 144, or (iii) such Registrable Securities cease to be outstanding.

“Registration Demand” shall have the meaning specified in Section 8.1.

“Registration Statement” means any registration statement of the Company (including amendments and supplements thereto all exhibits thereto) filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act.

“Regulation D” shall have the meaning specified in Section 3.3.

“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“Sanctions” shall have the meaning specified in Section 4.23.

“SEC” shall have the meaning specified in Section 3.8.

“Securities” shall have the meaning specified in the recitals.

“Securities Act” shall have the meaning specified in Section 3.3.

“Shareholder Loan Agreement” means the shareholder loan agreement entered into on April 2, 2020 by and between the Company and Purchaser.

“Shelf Demand” shall have the meaning specified in Section 8.1.

“Shelf Registration Effectiveness Period” shall have the meaning specified in Section 8.1.

“Shelf Takedown” shall have the meaning specified in Section 8.1.

“Short Sales” shall have the meaning specified in Section 3.7.

“Subsidiary” shall have the meaning specified in Section 4.2.

“Takedown Request” shall have the meaning specified in Section 8.1.

“Underlying Shares” shall have the meaning specified in the recitals.

“Voting Power” shall have the meaning specified in Section 3.4.

ARTICLE II
ISSUANCE OF NOTE

Section 2.1                                    Issuance of Note.  Subject to the terms set forth in this Agreement, at the Closing (as defined herein), the Company agrees to issue the Notes, and Purchaser agrees to subscribe a Note with the principal amount set forth opposite Purchaser’s name on Exhibit A at the issue price of 100% of the principal amount of such Note (the “Issue Price”), provided that such Issue Price shall be fully satisfied by the conversion of the loan provided for in the Shareholder Loan Agreement in accordance with the terms of the such Shareholder Loan Agreement.

Section 2.2                                    Interest Applicable.  Interest shall accrue from the date of issuance of the Note (being the earlier of the Notice Date and the Maturity Date, as such terms are defined in the Shareholder Loan Agreement) on the Accreted Principal Amount of the Note (computed on the basis of a 365- (366-, in the case of 2024) day year and the actual number of days elapsed in any year) at an annual rate equal to 7.0% per annum or (if less) at the highest rate then permitted under applicable law, which shall be payable by adding such interest to the Accreted Principal Amount of the Note on each Interest Payment Date (as defined below), and on the final maturity of the Note (the “PIK Amounts”).  At any time, the outstanding principal amount of the Note, including all PIK Amounts added thereto through such time, is referred to herein as the “Accreted Principal Amount.”  The Company shall pay to the holder of the Note all accrued interest (including interest on the Accreted Principal Amount) on the first Business Day of each calendar year (each, an “Interest Payment Date”), including the final maturity date of the Note.  Interest shall accrue on any principal payment due under the Note (including as to accrued interest added to the principal) until such time as payment therefor is actually delivered to the holder of the Note.

Section 2.3                                    Closing.  Subject to Sections 6.1 and 6.2, the closing (the “Closing”) of the issuance and subscription of the Notes (the “Purchase”) shall occur on a date (the “Closing Date”) no later than three business days after the date of this Agreement.  At the Closing, (i) the loan outstanding under the Shareholder Loan Agreement shall convert into the Note in full satisfaction of the Issue Price, and (ii) the Company shall issue to the Purchaser the Note.

Section 2.4                                    Maturity, Payment and Conversion.  The provisions pertaining to maturity, payment, conversion and acceleration of the Note are set forth in the form of Note attached hereto as Exhibit B.

Section 2.5                                    Subordination.  With the exception of (i) up to $25 million of secured indebtedness owed to Natixis under the factoring agreement between the Company and Natixis and (ii) up to €12 million of secured indebtedness owed to Harbert European Specialty Lending Company II S.A.R.L. (“Harbert”) under the under the bonds issue agreement between the Company and Harbert (the “Harbert Bonds Agreement”), which is or will be secured by all of the Company’s assets including intellectual property, bank accounts opened in France, receivables and business as a going concern (fonds de commerce), which are senior secured indebtedness to the Note, the Note and the interest accrued under the Note are the senior unsecured obligations of the Company and will rank pari passu in right of payment with all other senior unsecured and unsubordinated obligations of the Company, including such €30,500,000 million of unsecured indebtedness owed to Nokomis Capital Master Fund, LP (“Nokomis”) under the convertible note agreement between the Company and Nokomis.

In particular, the Company and the Purchaser agree that until the complete payment and repayment of any amounts due under the Harbert Bonds Agreement (the “Harbert Indebtedness”):

a)                                     as long as, and only if, any Event of Default (as such term is defined in the Harbert Bonds Agreement) is outstanding or in case of an acceleration under the Harbert Bonds Agreement, in each case provided such Event of Default is notified to the Purchaser in accordance with the provisions below, the Company shall refrain from making any payment under the Note to the Purchaser and the Purchaser shall refrain from requesting or receiving, directly or indirectly, any payment under the Note from the Company other than as authorized below;

b)                                     in the event that any payment by the Company or any person on behalf of the Company is made to the Purchaser in violation of the provisions of paragraph (a) above, the Purchaser undertakes to immediately refund to the Company the amounts received in violation of the provision of this Agreement;

c)                                      the Purchaser shall refrain from taking any of the following actions, unless prior written consent has been granted to the Purchaser by Harbert:

•                                          to accelerate the maturity of the Note in any manner;

•                                          to initiate any legal procedure or legal action or legal arbitration procedure against the Company aiming at the repayment of any amount owed to it by the Company under the Note, or any other procedure whatsoever, including any conciliation procedure, receivership or liquidation; and

•                                          to accept any early repayment or declare that all or part of the amount owed under the Note becomes payable on demand, for any reason whatsoever before the Company has paid and repaid all the Harbert Indebtedness to Harbert.

Notwithstanding the above and anything in this Agreement:

(a)                                 the Company may make a payment under the Note when due if:

•                                          the payment is made by way of conversion in accordance with the terms thereof or set-off against the subscription price of new shares in case of any share capital increase of the Company subscribed by the Purchaser (but in each case without any cash payment) for the purpose of converting all or part of the Note into ADS; and

•                                          the payment is of interest by way of incorporation to the principal of the Note; and

(b)                                 nothing in this Section 2.5 may prevent the Purchaser from taking action to preserve its rights and in particular, after the commencement of an insolvency proceeding in relation to the Company or a subsidiary of the Company, the Purchaser may exercise any right it may otherwise have against that member of the Group to (i) accelerate the Note or declare the Note due and payable on demand, (ii) exercise any right of set-off against the subscription price of new shares in case of any share capital increase of the Company subscribed by the Purchaser, (iii) file claim and prove in the insolvency proceeding for its liabilities under the Note or (iv) after full discharge of the obligations due by the Company to Harbert, receive payments under the Note.

For the purpose of this Article, the Company shall notify the Purchaser in case of the occurrence of an Event of Default (as such term is defined in the Harbert Bonds Agreement) or in case of an acceleration under the Harbert Bonds Agreement.

Section 2.6                                    No Preferential Right to Subscription.  Pursuant to article L.225-132 of the French commercial code, the decision to issue the Note automatically waives the right for any existing shareholder of the Company to a preferential right (droit préférentiel de souscription) for the subscription of the Underlying Shares to be issued by the Company upon conversion of the Note.

ARTICLE III
REPRESENTATIONS AND
WARRANTIES OF THE PURCHASER

Purchaser, severally and not jointly, hereby makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company, and all such representations and warranties shall survive the Closing:

Section 3.1                                    Power and Authorization.  Purchaser is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute this Agreement, to perform its obligations hereunder, and to consummate the Purchase.

Section 3.2                                    Valid and Enforceable Agreement; No Violations.  This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (such qualifications in clauses (a) and (b) being the “Enforceability Exceptions”).  This Agreement and consummation of the Purchase will not violate, conflict with or result in a breach of or default under (i) Purchaser’s organizational documents, (ii) any agreement or instrument to which Purchaser is a party or by which Purchaser or any of its assets are bound or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to Purchaser.

Section 3.3                                    Accredited Investor/Qualified Institutional Buyer.  Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The information Purchaser has provided in writing to the Company as set forth on Purchaser’s signature page hereto is true, correct and complete, as of the date hereof and as of the Closing Date, in all material respects.

Section 3.4                                    5% Stockholder Status.  Purchaser and its Affiliates collectively beneficially own and will beneficially own after the Closing Date (i) 5% or more of the Company’s outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) and (ii) 5% or more of the voting power to elect members of the Company’s board of directors (“Voting Power”), and Purchaser acknowledges and agrees that it will comply in all material respects with all applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as a result of such holdings.

Section 3.5                                    Restricted Note and Stock.  Purchaser (a) acknowledges that (i) the issuance of the Note pursuant to this Agreement and the issuance of any Conversion Shares have not been registered, and, except as provided for in Section 8.1 hereof, the Company does not intend to register such issuance of the Note or Conversion Shares, under the Securities Act or any state securities laws, (ii) the Note and, subject to the conversion of the Note into Underlying Shares to be delivered to the Depositary for issuance of the Conversion Shares, the Conversion Shares are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state securities laws or unless an exemption from such registration and qualification is available and (iii) the Note and Conversion Shares are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act and (b) is purchasing the Note and Conversion Shares for investment purposes only for the account of Purchaser and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the Note or Conversion Shares in a manner that would violate the registration requirements of the Securities Act.  Purchaser is able to bear the economic risk of holding the Note and Conversion Shares for an indefinite period and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment in the Note and Conversion Shares.

Section 3.6                                    Legends.  Purchaser understands and agrees that any certificates, book-entry or ADRs representing the Note and Conversion Shares shall bear the restrictive legend set forth in the form of Note attached hereto as Exhibit A or in Section 7.3 below, respectively.

Section 3.7                                    No Illegal Transactions.  Purchaser has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that Purchaser was first contacted by the Company or any other person regarding the transactions contemplated by this Agreement.  Purchaser covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed.  “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

Section 3.8                                    Adequate Information; No Reliance.  Purchaser acknowledges and agrees that (a) Purchaser has been furnished with all materials it considers relevant to making an investment decision to enter into the Purchase and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act and all information incorporated into such filings and submissions, (b) Purchaser has sufficient knowledge and expertise to make an investment decision with respect to the transactions contemplated hereby, (c) Purchaser has had a full opportunity to speak directly with directors, officers and Affiliates of the Company and to ask questions of the Company and such directors, officers and Affiliates of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Purchase, and to obtain such additional information as it deems necessary to verify the accuracy of the information furnished to it and has asked such questions, received such answers and obtained such information as it deems necessary, (d) Purchaser has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Purchase and to make an informed investment decision with respect to the Purchase and (e) Purchaser is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its Affiliates or representatives, except for (i) the publicly available filings and submissions made by the Company with the SEC under the Exchange Act and (ii) the representations and warranties made by the Company in this Agreement.

Section 3.9                                    Purchaser’s Reporting Requirement.  The Company has made no representations to Purchaser regarding Purchaser’s reporting requirements with the SEC related to Purchaser’s present or future ownership in the Company, and Purchaser acknowledges and agrees that it is the responsibility of Purchaser to ensure that Purchaser complies with any disclosure and reporting requirements of the SEC applicable to Purchaser as a result of the Purchase and any subsequent conversion thereof.

Section 3.10                             No Public Market.  Purchaser understands that no public market exists for the Note, and that there is no assurance that a public market will ever develop for the Note.

Section 3.11                             No General Solicitation or Advertising.  The offer to enter into the Purchase was directly communicated to Purchaser, and Purchaser was able to ask questions and receive answers concerning the terms of this transaction.  At no time was Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

Section 3.12                             Legal Opinions.  Purchaser acknowledges and understands that legal opinions are being delivered by counsel to the Company in reliance on, and assuming the accuracy of, the foregoing representations and warranties of Purchaser.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to Purchaser, and all such representations and warranties shall survive the Closing.

Section 4.1                                    Exchange Act Filings.  The Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since

December 31, 2019 (the “Company Reports”). The Company Reports, when they became effective or were filed with or furnished to the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed or furnished after the date hereof and on or prior to the Closing, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  On or before the first business day following the date of this Agreement, the Company shall issue a publicly available press release or file with the SEC a Report on Form 6-K disclosing the material terms of the transactions contemplated hereby.

Section 4.2                                    Due Incorporation.  Each of the Company and each of its Subsidiaries has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation or organization.  Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which each is engaged, except where the failure to so qualify or have such power or authority (i) would not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets or business of the Company and its Subsidiaries, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or the Notes or to consummate any transactions contemplated hereby  or thereby (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).  As used in this Agreement, “Subsidiary” shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

Section 4.3                                    Subsidiaries.  The membership interests or capital stock, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Company Reports, are owned by the Company directly, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

Section 4.4                                    Due Authorization.  The Company has the full right, power and authority to enter into this Agreement and to perform and discharge its obligations hereunder; and this Agreement and the performance by the Company of its obligations hereunder have been duly authorized, and this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

Section 4.5                                    The Note and the Conversion Shares.  Each Note has been duly authorized and, when issued and delivered upon sale, will have been duly executed, authenticated, issued and delivered and will constitute a valid and legally binding obligation of the Company.  The Ordinary Shares to be issued by the Company upon conversion in whole or in part of each Note have been duly authorized for issuance.  Upon subscription by each holder of a Note for the number of Ordinary Shares issuable in connection with the conversion in whole or in part of such Note, such Ordinary Shares shall constitute Underlying Shares to be deposited with the Depositary for the issuance of Conversion Shares in the form of ADRs.  When issued in accordance with the terms of such Note, such Conversion Shares evidenced by such ADRs, and the Underlying Shares, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights, and each respective Purchaser will be entitled to the rights specified respectively therein and in the Deposit Agreement (as defined below); no preemptive right, resale right, right of first refusal or similar rights exist with respect to any of the Ordinary Shares in the form of the Conversion Shares and the issuance thereof will be free of any restriction upon the voting or transfer thereof pursuant to the laws of the French Republic or the Company’s statuts or any agreement or other instrument to which the Company is a party.  Each Note and all Conversion Shares will be issued in compliance with all U.S. federal and state securities laws and the securities laws of any other applicable jurisdiction.

Section 4.6                                    Capitalization.  As of [•], the share capital of the Company consists of [•] issued Ordinary Shares, fully paid, and with a par value of €0.02 each, and total authorized capital of [•] Ordinary Shares.  All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.  Other than [•] Ordinary Shares reserved for future issuance under the Company’s equity plans, [•] Ordinary Shares issuable upon the exercise of outstanding stock options, founders warrants and warrants granted pursuant to the Company’s equity plans, and a maximum of [•] shares reserved for issuance under outstanding convertible notes and warrants, the Company has no shares of capital stock reserved for issuance, with the exception of the shares authorized for issuance in connection with the Notes to be issued pursuant hereto.  Except as set forth above or pursuant to this Agreement, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock, or any such warrants, convertible securities or obligations.

Section 4.7                                    No Default, Termination or Lien.  The execution, delivery and performance of this Agreement by the Company, the issuance and delivery of each Note by the Company, the issuance and delivery of all Conversion Shares in accordance with the terms of each Note, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms of this Agreement will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such actions result in any violation of the provisions of the organizational documents of the Company or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets.

Section 4.8                                    No Consents.  No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or blue sky laws of the various states and the New York Stock Exchange in connection with the offer and issuance of the Notes.

Section 4.9                                    Independent Accountants.  Ernst & Young Audit (“E&Y”), who has certified certain financial statements and related schedules included or incorporated by reference in the Company Reports, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act and the rules and regulations thereunder and the Public Company Accounting Oversight Board (United States).  Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, E&Y has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

Section 4.10                             Financial Statements.  The financial statements, together with the related notes and schedules, included in the Company Reports present fairly in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Company Reports.  Such financial statements, together with the related notes and schedules, comply in all material respects with the Securities Act, the Exchange Act and the rules and regulations thereunder.  No other financial statements or supporting schedules or exhibits are required by the Exchange Act or the rules and regulations thereunder to be filed with the SEC.

Section 4.11                             No Material Adverse Change.  There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth or contemplated in the Company Reports filed prior to the date hereof.

Section 4.12                             Legal Proceedings.  There are no legal or governmental proceedings, actions, suits or claims pending or, to the Company’s Knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties or assets of the Company or any of its Subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Company Reports and proceedings that would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) that are required to be described in the Company Reports and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or any of its

Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound that are required to be described in the Company Reports or to be filed as exhibits to the Company Reports that are not described therein or filed as required.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any legal or governmental proceedings, actions, suits or claims of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  For purposes of this Agreement, “Knowledge” means the actual knowledge (after due inquiry) of the executive officers (as defined in Exchange Act Rule 3b-7) of the Company or its Subsidiaries, as applicable.

Section 4.13                             Regulatory Permits.  Each of the Company and its Subsidiaries possesses or has applied for all certificates, authorizations, licenses, franchises, permits, orders and approvals issued or granted by the appropriate governmental or regulatory authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations necessary to conduct its business as currently conducted, except (i) where the failure to possess such certificates, authorizations, licenses, franchises, permits, orders and approval, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”) and (ii) as accurately described in all material respects in the Company Reports, and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or material adverse modification of any such Material Permits (except as accurately described in all material respects in the Company Reports), and to the Company’s Knowledge, there are no facts or circumstances that would give rise to the revocation, termination or material adverse modifications of any Material Permits.

Section 4.14                             Material Contracts.  Except for the Material Contracts, the Company and its Subsidiaries are not party to any agreements, contracts or commitments that are material to the business, financial condition, assets or operations of the Company and its Subsidiaries or that would be required to be filed pursuant to Item 19 and the Instructions as to Exhibits of Form 20-F.  Neither the Company nor any of its Subsidiaries is in material default under, or in material violation of, nor has received written notice of termination or default under any Material Contract.  For purposes of this Agreement, “Material Contract” means any contract of the Company that was filed as an exhibit to the Company Reports pursuant to Item 19 and the Instructions as to Exhibits of Form 20-F.

Section 4.15                             Investment Company Act.  Neither the Company nor any of its Subsidiaries is or, after giving effect to the Purchase and the application of the proceeds thereof, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

Section 4.16                             No Price Stabilization.  Neither the Company, its Subsidiaries nor any of the Company’s or its Subsidiaries’ officers, directors or Affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

Section 4.17                             Title to Property.  The Company and its Subsidiaries have good and marketable title to all real and personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects of title except such as are described in the Company Reports or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Company Reports.

Section 4.18                             No Labor Disputes.  Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no discrimination complaint or unfair labor practice complaint pending or, to the Knowledge of the Company or the Subsidiaries, threatened against the Company or any of the Subsidiaries before the Haute Autorité de Lutte contre les Discriminations et pour l’Égalité (“HALDE”) or the National Labor Relations Board, respectively, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Knowledge of the Company or the Subsidiaries, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Knowledge of the Company or the Subsidiaries, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Knowledge of the Company or the Subsidiaries, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law or collective bargaining agreement relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or retirement benefits, or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries.

Section 4.19                             Taxes.  The Company (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefore) that have been required to be filed and (ii) is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith and for which adequate reserves have been provided and reflected in the financial statements included in the Company Reports.  The Company does not have any tax deficiency that has been or, to the Company’s Knowledge, is reasonably likely to be asserted or threatened against it, provided that the United Kingdom tax authority has recently commenced a tax audit of the Company’s United Kingdom subsidiary.

Section 4.20                             Compliance with Environmental Laws.  Except as disclosed in the Company Reports, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), or, to the Company’s Knowledge, operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-

site disposal or contamination pursuant to any Environmental Laws or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

Section 4.21                             Intellectual Property Rights.  The Company and its Subsidiaries own or possess, or have the right to use, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights, except such as would not and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 4.22                             Foreign Corrupt Practices Act.  Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any director, officer, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any Company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from Company funds, (iii) caused the Company or any of its Subsidiaries to be in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment from Company funds.

Section 4.23                             OFAC and Similar Laws.  None of the Company, any of its Subsidiaries or, to the Company’s Knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the issuance of any Note, or lend, contribute or otherwise make available such proceeds to any Subsidiaries, joint venture partners or other Person, to knowingly fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Section 4.24                             Disclosure Controls and Procedures.  Except as disclosed in the Company Reports, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed annual report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed annual report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date and except as disclosed in the Company Reports, there have been no material changes in the Company’s internal controls (as such term is defined in the rules of the SEC under the Exchange Act) or, to the Company’s Knowledge, in other factors that could affect the Company’s internal controls.

Section 4.25                             Accounting Controls.  The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Company Reports, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 4.26                             Absence of Material Changes.  Subsequent to the respective dates as of which information is given in the Company Reports, and except as may be otherwise disclosed in such Company Reports, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (v) any change in the capital stock (other than a change in the number of outstanding Ordinary Shares or ADSs due to grants of stock under the Company’s stock incentive plans existing on the date hereof or the issuance of shares upon the exercise of outstanding options or warrants) or (vi) any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options under the Company’s stock option plans existing on the date hereof) of the Company.

Section 4.27                             Brokers Fees.  Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or like payment in connection with the offering and issuance of any Note or any transaction contemplated by this Agreement.

Section 4.28                             Listing and Maintenance Requirements.  The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, as applicable.  The ADSs are registered pursuant to Section 12(b) of the Exchange Act and are listed on the New York Stock Exchange, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the ADSs under the Exchange Act or delisting the ADSs from the New York Stock Exchange, nor has the Company received any notification that either the SEC or the New York Stock Exchange is contemplating terminating such registration or listing.  The Conversion Shares will be duly authorized for listing on the New York Stock Exchange immediately upon conversion of each Note in accordance with the terms of each Note and the issuance of the ADSs by the Depositary following the deposit of the Underlying Shares.

Section 4.29                             Sarbanes-Oxley Act.  The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing provisions thereof that are then in effect.

Section 4.30                             New York Stock Exchange Approval Rules.  No further approval of the stockholders of the Company under the rules and regulations of the New York Stock Exchange is required for the Company to issue and deliver the Notes to Purchaser or the Conversion Shares upon conversion of each Note.

Section 4.31                             No General Solicitation.  Neither the Company nor any person acting on its or their behalf has engaged in any general solicitation or general advertising in connection with the offering or issuance of any Note, including but not limited to the methods described in Rule 502(c) under the Securities Act.

Section 4.32                             Integration.  No offers and sales of securities of the same or similar class as the Notes have been made by the Company or on its behalf during the six-month period ending with the date of this Agreement and no such offers or sales are currently being made or contemplated (in each case, whether pursuant to outstanding warrants, options, convertible or exchangeable securities, acquisition agreements or otherwise).  Neither the Company nor any other person acting on its behalf will, directly or indirectly, offer or sell any securities of the same or similar class as the Notes, or take any other action, so as to cause the offer and issuance of the Notes to fail to be entitled to the exemption afforded by Regulation D under the Securities Act.

Section 4.33                             Inside information. Other than with respect to the material terms of the transactions contemplated hereby, neither the Company nor the CEO is aware of any material non-public information, or fact or circumstance that, if made public, would be expected to have a significant effect upon the market price of the Company’s shares or upon the financial condition of the Company or, to the best of its or his knowledge, on its subsidiaries.

ARTICLE V
OTHER AGREEMENTS

Section 5.1                                    Depositary.  As more fully described in the Notes, upon conversion of all or any portion of a Note held by Purchaser in accordance with the terms thereof, the Company will cause the Depositary to deliver the relevant number of Conversion Shares to Purchaser against deposit of the Underlying Shares, pursuant to the Amended and Restated Deposit Agreement dated as of May 14, 2018 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the owners and holders from time to time of the ADSs issued thereunder, and Purchaser shall cooperate with the Company and the Depositary in connection therewith.

Section 5.2                                    Supplemental Listing Application.  Within two business days following the Closing Date, the Company shall file with the New York Stock Exchange a supplemental listing application reflecting the transactions contemplated hereby.

Section 5.3                                    Listing of Shares; Certificates.  The Company covenants that all Conversion Shares will, at all times that any Note is convertible, be duly approved for listing subject to official notice of issuance on the New York Stock Exchange.  The Company covenants that the certificates, if any, representing the ADRs to be issued to evidence any Conversion Shares issued upon conversion of Notes will comply with applicable law.

ARTICLE VI
CONDITIONS TO CLOSING

Section 6.1                                    Purchaser’s Conditions Precedent.  The obligation of Purchaser to complete the Purchase is subject to the satisfaction of each of the following conditions precedent:

(a)                                 each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though those representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;

(b)                                 the Company shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it at or before the Closing;

(c)                                  no court or other governmental or regulatory authorities, agencies, commissions or other entities, whether federal, state, local or foreign, shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending by or before any such entity any suit, action or proceeding in respect thereof; and

(d)                                 the Chief Executive Officer and Chief Financial Officer of the Company shall have delivered to Purchaser a certificate, dated as of the Closing Date, certifying to their knowledge, after reasonable inquiry, as to the matters set forth in paragraphs (a) and (b) of this Section 6.1.

Section 6.2                                    Company Conditions Precedent.  The obligation of the Company to complete the issuance of the Note to Purchaser contemplated by this Agreement is subject to the satisfaction of each of the following conditions precedent:

(a)                                 each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though those representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;

(b)                                 Purchaser shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it at or before the Closing; and

(c)                                  no court or other governmental or regulatory authorities, agencies, commissions or other entities, whether federal, state, local or foreign, shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending by or before any such entity any suit, action or proceeding in respect thereof.

ARTICLE VII
CERTAIN COVENANTS

Section 7.1                                    Rights of the Holder of the Note.  Pursuant to the provisions of article L.228-98 al. 1 of the French commercial code, the Company is expressly authorized to modify its corporate form or corporate purpose after the execution of this Agreement.

Pursuant to article L.228-99 of the French commercial code, if after the issuance of the Notes, (i) the rules pertaining to distribution or to the share capital amortization are modified, (ii) if equity securities (titres de capital) are issued with a preferential subscription right (droit préférentiel de souscription) to existing shareholders of the Company, (iii) in the event of any distribution of available reserves or of share premium or (iv) in the event of the issuance of preferred shares modifying the apportionment of distribution between shareholders, then the Company shall immediately amend the terms and conditions of the Notes so as to maintain the right of its holder.

The provisions of this Section 7.1 are without prejudice to the application of the provisions pertaining to the adjustment of the Conversion Rate (as defined in the Notes) as set forth in the form of Note attached as Exhibit B hereto.

Section 7.2                                    Certain Actions.  The Company and Purchaser shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement, applicable law and stock exchange listing standards to consummate the transactions contemplated by this Agreement as soon as practicable.

Section 7.3                                    Legends.  To the extent reasonably necessary under applicable law, any certificate, book-entry or ADR representing Conversion Shares which are issued following conversion of the Notes and deposit of the Underlying Shares with the Depositary shall have endorsed, to the extent appropriate, upon its face the following words:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION.  SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER

SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144.

Section 7.4                                    Legend Removal.  Upon the request of  Purchaser or any transferee or proposed transferee thereof, the Company shall instruct the Depositary to remove the legend contemplated by Section 7.3 of this Agreement (and shall revoke any related stop transfer or similar instructions to its registrar and transfer agent), if the Conversion Shares are covered by an effective registration statement under the Securities Act or if such person provides reasonable evidence and, if requested, an opinion of counsel to the effect that a sale, transfer or assignment of such Conversion Shares may be made without registration under the Securities Act or that such Conversion Shares are eligible for resale pursuant to Rule 144 under the Securities Act.

ARTICLE VIII
REGISTRATION RIGHTS

Section 8.1                                    Registration Rights.

(a) If at any time when the Company is eligible to use Form F-3, the Company receives a written request (a “Shelf Demand”) from Purchaser that the Company file a Registration Statement on Form F-3 with respect to Registrable Securities, then the Company shall as soon as practicable, and in any event within thirty (30) days after the date such request is given by Purchaser, file a Registration Statement on Form F-3 under the Securities Act covering all Registrable Securities requested to be registered and use reasonable efforts to have such Registration Statement become effective as promptly as practicable.  Such Shelf Demand shall specify the aggregate number of Registrable Securities requested to be registered and the types of transactions to be covered by the “plan of distribution” section for such Registration Statement.

(b) Notwithstanding the foregoing, if the Company furnishes to Purchaser a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its shareholders for any Registration Statement to either become effective or remain effective because such action would: (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company, (ii) require the Company to publicly disclose material non-public information that would not otherwise be required to be made at such time, but for such filing, effectiveness or continued effectiveness, or (iii) render the Company unable to comply with requirements under the securities laws of the United States or the Republic of France (a “Suspension”), then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than forty-five (45) days after the Purchaser’s request is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period.  If a Suspension is made pursuant to clause (ii), such Suspension shall terminate at such time as the public disclosure of such information is made. The Company shall immediately notify Purchaser upon the termination of any Suspension.

(c) The Company shall not be obligated to effect, or to take any action to effect, any registration (i) prior to the earlier of (A) the issuance of any New ADSs (as defined in the Shareholder Loan Agreement) and (B) the conversion of all or any portion of this Note; or

(ii) during the period that is thirty (30) days before the Company’s good faith estimate of the date of commencement of an SEC-registered public offering of ADSs by the Company, and ending on a date that is ninety (90) days following the consummation of such public offering, provided that the Company may only exercise this right once in any twelve (12) month period.

(d) In connection with any registration or offering pursuant to this Section 8.1, the Company shall pay all fees, costs and expenses (excluding selling commissions, which shall be payable by Purchaser) relating to such registration and offering.

(e) To the extent permitted by law, the Company will indemnify and hold harmless the Purchaser, its affiliates, and their respective partners, members, officers and directors, and each person, if any, who controls any of the foregoing (collectively, “Bpifrance Indemnitees”) against any Damages, and the Company will pay to each such Bpifrance Indemnitee any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, that the indemnity contained in this Subsection 8.1(e) shall not apply to (i) amounts paid in settlement of any claim or proceeding effected without the consent of the Company, which consent shall not be unreasonably withheld and (ii) any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of Purchaser expressly for use in connection with such registration. If any Bpifrance Indemnitee makes a claim for indemnification pursuant to this Subsection 8.1(e), but it is judicially determined that such indemnification may not be enforced then, and in each such case, the indemnifying parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.

(f) The Company’s obligations under this Article VIII shall terminate the earlier of such time as (i) the Purchaser has exercised and sold all Conversion Shares or (ii) the Purchaser is no longer an “affiliate” and can sell the Conversion Shares without restriction under Rule 144 of the Securities Act.

ARTICLE IX
MISCELLANEOUS

Section 9.1                                    Representation of the Holder of the Note.  The holder of the Note will exercise all rights and obligations granted to the masse pursuant to the provisions of articles L.228-46 et seq. of the French commercial code.

Section 9.2                                    Entire Agreement.  This Agreement and any documents and agreements executed in connection with the Purchase embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or Affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 9.3                                    Construction.  References in the singular shall include the plural, and vice versa, unless the context otherwise requires.  References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.  Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof.  Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 9.4                                    Governing Law; Jurisdiction.  This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the French Republic, without reference to its choice of law rules. The parties agree that the competent courts within the jurisdiction of the Paris Court of Appeal (Cour d’Appel de Paris) shall have exclusive jurisdiction (and are deemed to be a convenient forum for each party) as to resolution of any dispute.

Section 9.5                                    Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Any counterpart or other signature hereon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 9.6                                    Certain Definitional Provisions.  Unless the express context otherwise requires, the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; any references herein to a specific Section, Schedule or Annex shall refer, respectively, to Sections, Schedules or Annexes of this Agreement; wherever the word “include”, “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; and references herein to any gender includes each other gender.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

THE COMPANY

SEQUANS COMMUNICATIONS S.A.

By:
Name:
Title:

[Signature page to Convertible Note Agreement]

PURCHASER

Bpifrance Participations

By:	[•],
its [•]

Name:
Title:

(PRINT NAME)

[Signature page to Convertible Note Agreement]

EXHIBIT A

SCHEDULE OF PURCHASERS

Name and Address	Note Principal Amount
Bpifrance Participations	$	[•]	(1)

Address:
27-31 avenue du Général Leclerc 94710 Maisons-Alfort Cedex
France
Email: [•]
Total	$	[•]

(1)  Insert Repayment Amount as of the Notice Date or the Maturity Date, as the case may be, as such terms are defined in the Shareholder Loan Agreement.

A-1

EXHIBIT B

FORM OF CONVERTIBLE NOTE

B-1